Exhibit 5.3

April 15, 2021

Dell International L.L.C.

EMC Corporation

One Dell Way

Round Rock, Texas 78682

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel for Dell International L.L.C., a Delaware limited liability company, and EMC Corporation, a Massachusetts corporation (collectively, the “Company”) in the State of Nevada (the “State”) for the purpose of issuing this opinion in connection with the Company’s preparation of a Registration Statement on Form S-4 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to an offer to exchange (i) outstanding unregistered 5.450% first lien notes due 2023 (the “Old 2023 Notes”) of the issuers in the aggregate principal amount of $3,750,000,000 in exchange for up to $3,750,000,000 of 5.450% first lien notes due 2023 (the “2023 Exchange Notes”), which have been registered under the Securities Act, (ii) outstanding unregistered 4.000% first lien notes due 2024 (the “Old 2024 Notes”) of the issuers in the aggregate principal amount of $1,000,000,000 in exchange for up to $1,000,000,000 of 4.000% first lien notes due 2024 (the “2024 Exchange Notes”), which have been registered under the Securities Act, (iii) outstanding unregistered 5.850% first lien notes due 2025 (the “Old 2025 Notes”) of the issuers in the aggregate principal amount of $1,000,000,000 in exchange for up to $1,000,000,000 of 5.850% first lien notes due 2025 (the “2025 Exchange Notes”), which have been registered under the Securities Act, (iv) outstanding unregistered 6.020% first lien notes due 2026 (the “Old June 2026 Notes”) of the issuers in the aggregate principal amount of $4,500,000,000 in exchange for up to $4,500,000,000 of 6.020% first lien notes due 2026 (the “June 2026 Exchange Notes”), which have been registered under the Securities Act, (v) outstanding unregistered 4.900% first lien notes due 2026 (the “Old October 2026 Notes”) of the issuers in the aggregate principal amount of $1,750,000,000 in exchange for up to $1,750,000,000 of 4.900% first lien notes due 2026 (the “October 2026 Exchange Notes”), which have been registered under the Securities Act, (vi) outstanding unregistered 6.100% first lien notes due 2027 (the “Old 2027 Notes”) of the issuers in the aggregate principal amount of $500,000,000 in exchange for up to $500,000,000 of 6.100% first lien notes due 2027 (the “2027 Exchange Notes”), which have been registered under the Securities Act, (vii) outstanding unregistered 5.300% first lien notes due 2029 (the “Old 2029 Notes”) of the issuers in the aggregate principal amount of $1,750,000,000 in exchange for up to $1,750,000,000 of 5.300% first lien notes due 2029 (the “2029 Exchange Notes”), which have been registered under the Securities Act, (viii)

Holland & Hart LLP  Attorneys at Law

Phone (775) 327-3000  Fax (775) 786-6179  www.hollandhart.com

5441 Kietzke Lane Second Floor Reno, NV 89511

Dell International L.L.C.
EMC Corporation
April 15, 2021
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outstanding unregistered 6.200% first lien notes due 2030 (the “Old 2030 Notes”) of the issuers in the aggregate principal amount of $750,000,000 in exchange for up to $750,000,000 of 6.200% first lien notes due 2030 (the “2030 Exchange Notes”), which have been registered under the Securities Act, (ix) outstanding unregistered 8.100% first lien notes due 2036 (the “Old 2036 Notes”) of the issuers in the aggregate principal amount of $1,500,000,000 in exchange for up to $1,500,000,000 of 8.100% first lien notes due 2036 (the “2036 Exchange Notes”), which have been registered under the Securities Act and (x) outstanding unregistered 8.350% first lien notes due 2046 (the “Old 2046 Notes” and, together with the Old 2023 Notes, the Old 2024 Notes, the Old 2025 Notes, the Old June 2026 Notes, the Old October 2026 Notes, the Old 2027 Notes, the Old 2029 Notes, the Old 2030 Notes and the Old 2036 Notes, the “Old Notes”, and the related guarantees, the “Old Note Guarantees”) of the issuers in the aggregate principal amount of $2,000,000,000 in exchange for up to $2,000,000,000 of 8.350% first lien notes due 2046 (the “2046 Exchange Notes” and, together with the 2023 Exchange Notes, the 2024 Exchange Notes, the 2025 Exchange Notes, the June 2026 Exchange Notes, the October 2026 Exchange Notes, the 2027 Exchange Notes, the 2029 Exchange Notes, the 2030 Exchange Notes and the 2036 Exchange Notes, the “New Notes”, and the related guarantees, the “New Note Guarantees”). The New Notes will be guaranteed by certain subsidiaries of the Company, including, without limitation, Dell Revolver Funding L.L.C., a Nevada limited liability company (the “Guarantor”), pursuant to the Indentures (as defined below), the sale of which will be registered under the Securities Act. The Old 2023 Notes, the Old June 2026 Notes, the Old 2036 Notes, the Old 2046 Notes and the related Old Note Guarantees were issued, and the 2023 Exchange Notes, the June 2026 Exchange Notes, the 2036 Exchange Notes, the 2046 Exchange Notes and the related New Note Guarantees will be issued, under an indenture dated as of June 1, 2016 (as amended, supplemented or otherwise modified prior to the date hereof, “2016 Indenture”), among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Notes Collateral Agent”). The Old 2024 Notes, the Old October 2026 Notes, the Old 2029 Notes and the related Old Note Guarantees were issued, and the 2024 Exchange Notes, the October 2026 Exchange Notes, the 2029 Exchange Notes and the related New Note Guarantees will be issued, under an indenture dated as of March 20, 2019 (as amended, supplemented or otherwise modified prior to the date hereof, “2019 Indenture”), among Dell International L.L.C., EMC Corporation, the guarantors party thereto, the Trustee and the Notes Collateral Agent. The Old 2025 Notes, the Old 2027 Notes, the Old 2030 Notes and the related Old Note Guarantees were issued, and the 2025 Exchange Notes, the 2027 Exchange Notes, the 2030 Exchange Notes and the related New Note Guarantees will be issued, under an indenture dated as of April 9, 2020 (as amended, supplemented or otherwise modified prior to the date hereof, “2020 Indenture” and, together with the 2016 Indenture and the 2019 Indenture, the “Indentures”), among Dell International L.L.C., EMC Corporation, the guarantors party thereto, the Trustee and the Notes Collateral Agent.

In connection with our opinion, we have examined: (a) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference); (b) for the

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Guarantor, a Certificate of Existence with Status in Good Standing issued by the Secretary of State of Nevada, dated April 6, 2021 (the “Guarantor Good Standing”); (c) the Guarantor’s Articles of Organization, as amended or amended and restated to date, as applicable (certified to us by an officer or an officer of the member of the Guarantor as being a true and correct copy of same) (the “Articles”); (d) the Guarantor’s Operating Agreement, or other governing document, each as amended or amended and restated to date, as applicable (certified to us by an officer or an officer of the member of the Guarantor as being a true and correct copy of same) (the “Operating Agreement”); (e) Action by Written Consent of the Requisite Group of Each of the Companies (including the Guarantor and certain other Companies as defined therein), dated September 7, 2016, containing resolutions adopted by the governing body of the Guarantor, executed by authorized signatories of the Guarantor and certified to us by an officer or an officer of the member of the Guarantor as being true and correct and having not been modified or rescinded since the date thereof; (f) Action by Written Consent of the Requisite Group of Each of the Companies (including the Guarantor and certain other Companies as defined therein), dated March 6, 2019, containing resolutions adopted by the governing body of the Guarantor, executed by authorized signatories of the Guarantor and certified to us by an officer or an officer of the member of the Guarantor as being true and correct and having not been modified or rescinded since the date thereof; (g) Action by Written Consent of the Requisite Group of Each of the Companies (including the Guarantor and certain other Companies as defined therein), dated March 30, 2020, containing resolutions adopted by the governing body of the Guarantor, executed by authorized signatories of the Guarantor and certified to us by an officer or an officer of the member of the Guarantor as being true and correct and having not been modified or rescinded since the date thereof; (h) a certificate of an officer or an officer of the member of the Guarantor representing certain factual matters in connection with the approval, execution and delivery by such Guarantor of the Indentures, which representations we have assumed the truth of and relied on (the “Factual Certificate”); (i) Omnibus Certificate of the Secretary of the Guarantors, dated September 7, 2016 (the “2016 Certificate”); (j) Omnibus Certificate of the Secretary of the Guarantors, dated March 20, 2019 (the “2019 Certificate”); (k) Omnibus Certificate of the Secretary of the Guarantors, dated April 9, 2020 (the “2020 Certificate” and, together with the Factual Certificate, the 2016 Certificate and the 2019 Certificate, the “Member’s Certificate”); and (l) the Indentures (including the forms of New Notes and the New Note Guarantees set forth therein).

The term “Applicable Law” means those laws, rules and regulations of the State that, in our experience, are applicable to transactions of the type contemplated by the Registration Statement.

In making our examination, we have assumed (i) that all signatures on documents examined by us are genuine, (ii) the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies, (iii) that each individual signing in a representative capacity (other than on behalf of the Guarantor) any document reviewed by us had the authority to sign in such capacity, (iv) the legal capacity and competency of all natural persons who have executed documents on behalf of any party (including the Guarantor), (v) that the Indentures have been duly authorized, executed and delivered by, and represents the valid and

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binding obligations of, the Trustee, the Notes Collateral Agent and the other parties thereto (other than the Guarantor), enforceable against the Trustee, the Notes Collateral Agent and the other parties thereto (other than the Guarantor) in accordance with its terms, (vi) that the New Notes have been duly authorized and, when executed and delivered by the Company, will represent the valid and binding obligations of, the Company, enforceable against the Company in accordance with its terms, (vii) that the New Note Guarantees, when issued, will represent the valid and binding obligations of, the Guarantor, enforceable against the Guarantor in accordance with its terms, (viii) that the New Notes exchanged will not exceed the amount approved by the Company or the Guarantor, (ix) that signed and dated Indentures, which include the New Note Guarantees, have been exchanged among all parties thereto, and (x) the accuracy and completeness of all other information provided to us by the Company and the Guarantor, as applicable, during the course of our investigations, on which we have relied in issuing the opinions expressed below. In addition, we have assumed that the persons identified to us as officers, directors or members of the Guarantor as of particular dates were actually serving in such capacities on such dates.

We express no opinion as to the execution and delivery of the Indentures, which include the New Note Guarantees, to the extent that the validity of the execution and delivery of the Indentures, which include the New Note Guarantees, is governed by any law other than the laws of the State.

Based upon and subject to the foregoing and the matters set forth herein, we are of the opinion that:

1. Based solely on the Guarantor Good Standing, the Guarantor is a limited liability company, validly existing and in good standing under the laws of the State of Nevada.

2. The Guarantor has the limited liability company power and authority to execute and deliver the Indentures, including the New Note Guarantees, and to perform its obligations thereunder.

3. The execution and delivery by the Guarantor of the Indentures, which include the New Note Guarantees, and the performance of its obligations thereunder, have been duly authorized by the Guarantor. Based solely on the Member’s Certificate, the Indentures, which include the New Note Guarantees, have been duly executed and delivered by the Guarantor.

4. The execution and delivery by the Guarantor of the Indentures, and the performance by the Guarantor of its obligations under the Indentures, which include the New Note Guarantees, do not (i) violate any provision of the Guarantor’s Articles or Operating Agreement; or (ii) violate any Applicable Law.

The opinions expressed herein are limited in all respects to the law of the State of Nevada. We express no opinion with respect to the laws of any jurisdiction other than the State of Nevada.

Dell International L.L.C.
EMC Corporation
April 15, 2021
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We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Holland & Hart LLP